As filed with the Securities and Exchange Commission on October 17, 2014
                          Registration No.___________
 ==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                RICH CIGARS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


------------------------------ ----------------------------- -------------------
            FLORIDA                        2100                  46-3289369
------------------------------ ----------------------------- -------------------
   (State or jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)
------------------------------ ----------------------------- -------------------

          5100 SW 103rd Street, Ocala, FL 34476 / phone (214) 702-8775
   -------------------------------------------------------------------------
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

   Richard Davis, Chief Executive Officer, President and Chairman of the Board
        5100 Sw 103rd Street, Ocala, Florida 34476/ Phone (214) 702-8775
        -----------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                       Michael A. Littman, Attorney at Law
                    7609 Ralston Road, Arvada, Colorado 80002
                   Phone: (303) 422-8127 / Fax: (303) 431-1567

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
the following box.              [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

-------------------------- --------  ------------------------------ ------------
Large accelerated filer      [___]   Accelerated filer                  [___]
-------------------------- --------  ------------------------------ ------------
Non-accelerated filer        [___]   Smaller reporting company          [_X_]
(Do not check if a smaller
 reporting company)
-------------------------- --------  ------------------------------ ------------


                                CALCULATION OF REGISTRATION FEE


                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF      AMOUNT TO BE   OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED      PER SHARE           PRICE(1)             FEE
---------------------------- -------------- ---------------  --------------------- ------------
Common Stock for                    58,080           $0.10                $5,808        $0.67
Distribution as an in kind
distribution

Common Stock for resale            246,080           $0.10               $24,608        $2.86
from the Distributees of
the Plan of Liquidation
---------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             (SUBJECT TO COMPLETION)
                                   PROSPECTUS

                                RICH CIGARS, INC.

         58,080 SHARES OF COMMON STOCK FOR DISTRIBUTION TO DISTRIBUTEES
                          OF LIMITED LIABILITY COMPANY

          AND 246,080 SHARES OF COMMON STOCK FOR RESALE BY DISTRIBUTEES
                             AND OTHER SHAREHOLDERS

We are registering:

(a) 58,080 common shares to be distributed to Distributees of Rich Keys Enterprises, LLC

(b) 246,080 shares of common stock for resale by Distributees of the Rich Keys Enterprises, LLC, and other shareholders

We will NOT receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at $0.10, or any other privately negotiated price, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time, or in private transactions at negotiated prices. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $0.10 per share, based on a speculative concept unsupported by any other comparables. We have set the initial fixed price as follows:

     TITLE                            PRICE PER SHARE
----------------- --------------------------------------------------------
  Common Stock                             $0.10

At any time after a market develops, our security holders may sell their securities in a market, at market prices or at any price in privately negotiated transactions.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to obtain a quotation for our stock in the future, but cannot make any assurances that we will be approved for such quotation by FINRA. An application has not yet been filed, nor is there any selected broker/dealer to file for quotation on our behalf as of yet. Our common stock is presently not quoted on any national securities exchange or the NASDAQ Stock Market or any other venue.

This offering will be on a delayed and continuous basis only after the distribution upon registration of stock to distributees and for sales of selling shareholders' shares, some of whom are distributees. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See "Description of Securities - Shares").

         (1) This Registration Statement covers the distribution of shares by RichKeys Enterprises LLC to its members, who are also deemed selling shareholders hereunder and resale thereafter, by our selling shareholders of up to 246,080 shares of common stock previously issued to such selling shareholders.

         (2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule

457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Pink Sheets at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Pink Sheets, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                The date of this Prospectus is October 16, 2014.

                                                  TABLE OF CONTENTS

================================= ================================================================ =============
PART I -  INFORMATION
REQUIRED IN PROSPECTUS                                                                              Page No.
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 1.                           Front of Registration Statement and Outside Front Cover Page
                                  of Prospectus
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 2.                           Prospectus Cover Page
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 3.                           Prospectus Summary  Information, Risk Factors and Ratio of            4
                                  Earnings to Fixed Charges
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 4.                           Use of Proceeds                                                      14
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 5.                           Determination of Offering Price                                      14
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 6.                           Dilution                                                             15
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 7.                           Selling Security Holders                                             15
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 8.                           Plan of Distribution                                                 18
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 9.                           Description of Securities                                            19
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 10.                          Interest of Named Experts and Counsel                                19
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 11.                          Information with Respect to the Registrant                           20
--------------------------------- ---------------------------------------------------------------- -------------
                                  a. Description of Business                                           20
--------------------------------- ---------------------------------------------------------------- -------------
                                  b. Description of Property                                           24
--------------------------------- ---------------------------------------------------------------- -------------
                                  c. Legal Proceedings                                                 24
--------------------------------- ---------------------------------------------------------------- -------------
                                  d. Market for Common Equity and Related Stockholder Matters          24
--------------------------------- ---------------------------------------------------------------- -------------
                                  e. Financial Statements                                              25
--------------------------------- ---------------------------------------------------------------- -------------
                                  f. Selected Financial Data                                           26
--------------------------------- ---------------------------------------------------------------- -------------
                                  g. Supplementary Financial Information                               26
--------------------------------- ---------------------------------------------------------------- -------------
                                  h. Management's  Discussion and Analysis of Financial Condition      26
                                  and Results of Operations
--------------------------------- ---------------------------------------------------------------- -------------
                                  i. Changes In and Disagreements With Accountants on Accounting       30
                                  and Financial Disclosure
--------------------------------- ---------------------------------------------------------------- -------------
                                  j. Quantitative and Qualitative Disclosures About Market Risk        30
--------------------------------- ---------------------------------------------------------------- -------------
                                  k. Directors and Executive Officers                                  30
--------------------------------- ---------------------------------------------------------------- -------------
                                  l. Executive and Directors Compensation                              32
--------------------------------- ---------------------------------------------------------------- -------------
                                  m. Security Ownership of Certain Beneficial Owners and               34
                                  Management
--------------------------------- ---------------------------------------------------------------- -------------
                                  n. Certain Relationships, Related Transactions, Promoters And        34
                                  Control Persons
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 11 A.                        Material Changes                                                     34
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 12.                          Incorporation of Certain Information by Reference                    34
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 12 A.                        Disclosure  of  Commission Position on Indemnification for           35
                                  Securities Act Liabilities
--------------------------------- ---------------------------------------------------------------- -------------
PART II - INFORMATION NOT
REQUIRED IN PROSPECTUS
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 13.                          Other Expenses of Issuance and Distribution                          36
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 14.                          Indemnification of Directors and Officers                            36
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 15.                          Recent Sales of Unregistered Securities                              37
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 16.                          Exhibits and Financial Statement Schedules                           38
--------------------------------- ---------------------------------------------------------------- -------------
ITEM 17.                          Undertakings                                                         38
--------------------------------- ---------------------------------------------------------------- -------------
                                  Signatures                                                           40
--------------------------------- ---------------------------------------------------------------- -------------

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
--------------------------------------------------------------------------------

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "Rich Cigars," "Company," "we," "us" and "our" refer to Rich Cigars, Inc.

OVERVIEW

Our Company, Rich Cigars, was established in July 2013 to manufacture and distribute cigars under the Rich Cigars brand name. Our founders seek to create sales of high-quality, hand-rolled, premium cigars. Founder Alfred Rushing has been involved with the cigar industry for more than 20 years. Through Rich Cigars, he intends to introduce new styles of premium cigars to build sales of private label cigars. We intend to conduct our business principally in the U.S. through our own sales and marketing team.

WHERE YOU CAN FIND US

We presently maintain our principal offices at 5100 SW 103rd Street, Ocala, FL 34476. Our telephone number is (214) 702-8775.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     o A requirement to have only two years of audited financial statements and only two years of related MD&A ;

     o Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

     o Reduced disclosure about the emerging growth company's executive compensation arrangements; and

     o No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies."

THE OFFERING

Common stock offered by selling security holders is 246,080 shares of common stock. This number represents 51.6% of our current outstanding common stock (1).

Common stock outstanding before the offering is 477,080 as of June 30, 2014.

Common stock outstanding after the offering is 477,080.

Terms of the Offering: Our selling security holders will determine when and how they will sell the common stock offered in this prospectus. Our selling security holders may sell at a fixed price of $0.10 per share until our common stock is quoted on the OTC Pink Sheets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering: The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market: There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of Proceeds: We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors: Our Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 4.

(1) Based on 476,080 shares of common stock outstanding as of June 30, 2014.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data as of and from July 29, 2013 (inception) through December 31, 2013 and for the six months ended June 30, 2014 are derived from our audited financial statements. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our financial statements and the related notes included in this prospectus.

The Summary Financial Information presented below is at June 30, 2014

----------------------------------- ------------------- --------------------
                                         June 30, 2014    December 31, 2013
----------------------------------- ------------------- --------------------
Total Assets                                    $3,672                   $0
----------------------------------- ------------------- --------------------
Current Liabilities                             $2,446             $150,176
----------------------------------- ------------------- --------------------
Shareholders' Equity (Deficit)                  $1,226           $(150,176)
----------------------------------- ------------------- --------------------

---------------- -------------------- -----------------------------
                  For the Six months         Period from inception
                 ended June 30, 2014             December 31, 2013
---------------- -------------------- -----------------------------
Revenues                          $0                            $0
---------------- -------------------- -----------------------------
Net Loss                     $34,430                      $156,208
---------------- -------------------- -----------------------------

As of June 30, 2014, the accumulated deficit was $190,638. We anticipate that we will operate in a deficit mode and continue to sustain net losses for the foreseeable future.
                                  RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

RISKS RELATED TO OUR BUSINESS

LIMITED OPERATING HISTORY

There can be no assurance that our management will be successful in its attempts to implement the our business plan, build the corporate infrastructure required to support operations at the levels called for by our business plan or that we will generate sufficient revenues to meet expenses or to achieve or maintain profitability. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

     o Obtain sufficient working capital to support our establishment and expansion;

     o Find and realize the asset management opportunities required to generate revenue;

     o Maintain adequate control of our expenses allowing us to realize anticipated income growth; and

     o Anticipate and adapt to changing conditions in the tobacco products industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

OUR MANAGEMENT TEAM HAS NO EXPERIENCE OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL AND STATE SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Members of our management team have no experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities being sold in this Offering or the development of an active and liquid trading market for our Common Stock.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the period ended June 30, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not commenced revenue. There is no assurance that any revenue will be realized in the future.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake sufficient sales and business development efforts required to identify clients and assist them with asset acquisitions, development of their real estate projects or management of existing stabilized assets, which may result in a negative impact to our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of similar products undertaken by our competition; (iii) the level of our investment in sales and marketing; and (iv) the amount of our capital expenditures, including corporate acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Shares. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK

If we raise additional capital subsequent to hereto through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

WE WILL BE DEPENDENT UPON KEY PERSONNEL FOR THE FORESEEABLE FUTURE.

We will be dependent on several key members of its management and operations teams for the foreseeable future. In particular, we are dependent on Richard Davis as our president and Alfred Rushing, our Vice President, Secretary and Operation's Officer. The loss of the services of either executive could have a material adverse effect on our operations and prospects. At this time, we have no employment agreements with any of these individuals, though it is contemplated that the Company may enter into such agreements with certain of its key employees on terms and conditions usual and customary for its industry. We do not currently have any "key man" life insurance on any employees or officers.

WE MAY FACE DIFFICULTIES ESTABLISHING A NEW BRAND

Our principal business strategy is to develop the Rich Cigars brand name as a respected brand associated with the highest quality premium cigars. The marketing of luxury consumer goods such as high-quality, premium cigars is highly dependent on creating favorable consumer perception through well-orchestrated advertising and public relations. We will be expending a significant percentage of the proceeds of any future cash raises for advertising and promotional activities. The Company has little advertising experience, having spent only minimal amounts on such activities to-date. The Company's competitors have significantly greater advertising resources and experience and enjoy well-established brand names. There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

WE MAY REQUIRE ADDITIONAL FUNDING

We are highly dependent on the infusion of additional capital through other private placements or loans supporting ongoing operations and expansion. If we are not successful in obtaining subscriptions for this Offering it could be necessary to seek additional financing elsewhere or to materially curtail our expansion plans. There can be no assurance that such other financing would be available to us on satisfactory terms or at all. Failure to obtain such financing could materially impair our ability to increase sales and achieve profitability. See "USE OF PROCEEDS."

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN THE REGULATION OF TOBACCO PRODUCTS

All manufacturers of tobacco products are subject to extensive and increasing regulation at the federal, state and local levels. These regulations have, for example, imposed labeling requirements, limited advertising of tobacco products, restricted smoking in public areas such as office buildings and restaurants and prohibited sales of tobacco products to minors. Proposals have been entertained to transfer regulation of tobacco products from the Federal Trade Commission to the Food and Drug Administration, which has expressed the intention to regulate tobacco products as an addictive "drug." There can be no assurance as to the content, timing or effect of future regulations on the federal, state or local levels or that such regulations would not have a material adverse effect on our business.

WE MAY FACE LITIGATION ISSUES SIMILAR TO THOSE IN THE CIGARETTE INDUSTRY

Manufacturers and distributors of tobacco products have been the subject of increasing litigation seeking to extend product liability to such companies for allegedly tobacco-related medical conditions of smokers. While such litigation has primarily centered on cigarettes, there can be no assurance that the increased popularity and visibility of cigars will not result in similar litigation against manufacturers and distributors of cigars. If we were to become a party to such litigation, either any finding of liability on our or the expense and diversion of management time in defending such litigation could have a material adverse effect on our Company.

WE MAY BE SUBJECT TO INCREASING EXCISE TAXES

Cigars (and tobacco products generally) have long been subject to excise taxes on the federal, state and local levels. From time to time proposals have been made to increase such taxes to fund various legislative initiatives. Substantial increases in excise taxes could have a material adverse impact on the cigar industry in general and our Company in particular.

OUR COMPETITION IS MUCH LARGER AND HAS BEEN IN THE MARKETPLACE MUCH LONGER

Several large, well-financed competitors with long-standing brand recognition, successful histories of new product introductions and long-standing relationships dominate the market for the distribution of premium cigars with tobacco growers and distributors. We compete with well-established companies for sales to distributors and to consumers. While we believe that the rapidly expanding market for sales of premium cigars has created room for new competitors to achieve substantial sales and profits, there can be no assurance that we can compete successfully on price or in obtaining raw materials, building facilities and attracting and keeping skilled labor, which could result in material adverse effects on our business.

WE FACE RISKS ASSOCIATED WITH INTERNATIONAL MANUFACTURING AND IMPORTATION

Our operations are in Ocala, Florida, but the sources of our products and tobacco are located in Nicaragua. As such, we are subject to the risks of changes in social, political and regulatory climate inherent in foreign trade, including potential changes in either Nicaraguan or U.S. laws or regulations regarding foreign investment in and transfers of capital from Nicaragua. While we are not aware of any such social, political or regulatory changes, if such a change should occur, it could materially impair our operations and its financial condition.

WE WILL INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $50,000-$75,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN "EMERGING GROWTH COMPANY," AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO "EMERGING GROWTH COMPANIES" COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the JOBS Act, and, for as long as we continue to be an "emerging growth company," we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion,
(ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in
Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to "emerging growth companies" and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company's financial statements may have to also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

     o    Of  management's   responsibility  for  establishing  and  maintaining
          adequate internal control over its financial reporting;

     o Of management's assessment of the effectiveness of its internal control over financial reporting as of year end; and

     o Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the
Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our Common Stock and our ability to secure additional financing as needed.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR COMMON SHARES WILL NOT INITIALLY BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either
(i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act). As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our By-Laws  include  provisions  that  eliminate the personal  liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Florida or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Florida law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director's liabilities under the federal securities laws or the recovery of damages by third parties.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an "emerging growth company." The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors' and officers' liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors' and officers' liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT THE FINANCIAL HEALTH OF THE COMPANY.

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RISKS RELATED TO OUR COMMON STOCK

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them.

Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. Our share offering price herein should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC's "penny stock" rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

ITEM 4.  USE OF PROCEEDS
------------------------

We will not receive any proceeds from the sale of common stock by the distributees, or the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled "Selling Security Holders" and "Plan of Distribution". We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

ITEM 5.  DETERMINATION OF OFFERING PRICE
----------------------------------------

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(a) (2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQ Pink Sheets concurrently with the filing of this prospectus. In order to be quoted on the OTC Pink Sheets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which supervises the OTC Market, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

ITEM 6.  DILUTION
-----------------

The common stock to be sold by the selling shareholders as provided in the "Selling Security Holders" section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

ITEM 7.  DISTRIBUTION AND SELLING SECURITY HOLDERS
--------------------------------------------------

The common shares being offered for a) distribution by RichKeys Enterprises, LLC to its interest holders and b) for resale by the selling security holders and consist of 246,080 shares of our common stock. Such shareholders include the holders of 18,000 shares sold in our private offering pursuant to Regulation D Rule 506 sold through June 2014 at an offering price of $0.50 per share.

The following table sets forth the names of the selling security holders, after the distribution to its interest holders by Rich Keys Enterprises LLC the number of shares of common stock beneficially owned by each of the selling stockholders as of June 30, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Under the RichKeys Enterprises LLC Operating Agreement, we intend to distribute the 58,080 shares of Rich Cigars in kind to RichKeys interest holders upon registration. Most of our selling shareholders (RichKeys Enterprises distribution) RichKeys Enterprises will obtain their shares of our common stock from a Distribution in kind effective upon Registration hereunder as set forth in "A" below.

Distributor: RichKeys Enterprises LLC

    NAME OF THE ENTITY        PERSON WITH VOTING      NUMBER OF COMMON SHARES     AFFILIATE OF COMPANY?
                                    CONTROL               BEING REGISTERED
-------------------------- -------------------------- ------------------------- ---------------------------
RichKeys Enterprises, LLC   Andre Crawford, Manager            58,080                     (a)(b)
                                                       (For Distribution upon
                                                           Registration)
--------------------------

        (a) Yes, prior to conversion and distribution
        (b) No, upon distribution.

All of the  securities  listed below are being  registered in this  Registration
Statement  for   distribution,   in  kind,  to  Interest   Holders  of  RichKeys
Enterprises,  LLC,  which interest  holder/distributees  are listed in the table following

------------------------------- -------------------- ------------------------ ---------------------- ----------------------
    NAME OF CURRENT HOLDER      SECURITIES BY EACH     COMMON SHARES TO BE     COMMON % OWNED UPON    SHARES OWNED AFTER
                                   SHARE-HOLDER          DISTRIBUTED FOR      REGISTRATION (BEFORE       DISTRIBUTION
                                BEFORE DISTRIBUTION   SHAREHOLDERS ACCOUNT      DISTRIBUTION) (1)
------------------------------- -------------------- ------------------------ ---------------------- ----------------------
RichKeys Enterprises, LLC                    58,080                   58,080                 12. 2%                     0%
------------------------------- -------------------- ------------------------ ---------------------- ----------------------

----------------------- ----------- --------------------- --------------------
                                    Common % owned upon
      Distributees                    Registration
      from RichKeys      Number of         (Before         Shares owned after
     Enterprises LLC       Shares     Distribution) (1)     Distribution (2)
----------------------- ----------- --------------------- --------------------

----------------------- ----------- --------------------- --------------------
Anthony Bailey                2500                     0                  <1%
----------------------- ----------- --------------------- --------------------
Lawaylon Brown                 400                     0                  <1%
----------------------- ----------- --------------------- --------------------
Lornando Brown                2000                     0                  <1%
----------------------- ----------- --------------------- --------------------
Jeremy Moore                  4000                     0                  <1%
----------------------- ----------- --------------------- --------------------
Pam Moore                     2080                     0                  <1%
----------------------- ----------- --------------------- --------------------
M.J. Ned                      8000                     0                 1.7%
----------------------- ----------- --------------------- --------------------
Ryan Lee                       400                     0                  <1%
----------------------- ----------- --------------------- --------------------
Derrick Pittman              10000                     0                 1.8%
----------------------- ----------- --------------------- --------------------
Byron Powell                  1200                     0                  <1%
----------------------- ----------- --------------------- --------------------
Michael Turner                1000                     0                  <1%
----------------------- ----------- --------------------- --------------------
Jessica Ray                    250                     0                  <1%
----------------------- ----------- --------------------- --------------------
Brian Moore                   2000                     0                  <1%
----------------------- ----------- --------------------- --------------------
William Hicks Jr.            50000                     0                10.5%
----------------------- ----------- --------------------- --------------------
William Hicks Sr.            50000                     0                10.5%
----------------------- ----------- --------------------- --------------------
William Hirschy               5000                     0                 1.1%
----------------------- ----------- --------------------- --------------------
Joshua Jones                  2600                     0                  <1%
----------------------- ----------- --------------------- --------------------
Daniel McDonald               2000                     0                  <1%
----------------------- ----------- --------------------- --------------------
William Robinson               500                     0                  <1%
----------------------- ----------- --------------------- --------------------
Brian Stewart                12000                     0                 2.5%
----------------------- ----------- --------------------- --------------------
Bobby Nicholson               1000                     0                  <1%
----------------------- ----------- --------------------- --------------------
Vivian Logan                   250                     0                  <1%
----------------------- ----------- --------------------- --------------------
Keith Buckner                  500                     0                  <1%
----------------------- ----------- --------------------- --------------------
Austin Pettigrew               400                     0                  <1%
----------------------- ----------- --------------------- --------------------

       (1) Based on 477,080 shares outstanding as of June 30, 2014.
       (2)  Assuming sale or distribution of all shares registered hereby.

SHARES REGISTERED FOR RESALE

----------------------- ----------- --------------------- --------------------
                                    Common % owned upon
                                       Registration
                        Number of         (Before         Shares owned after
    Distributees          Shares       Distribution)         Distribution
----------------------- ----------- ------------------- ----------------------


----------------------- ----------- ------------------- ----------------------
Anthony Bailey                2500                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Lawaylon Brown                 400                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Lornando Brown                2000                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Jeremy Moore                  4000                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Pam Moore                     2080                   0                    <1%
----------------------- ----------- ------------------- ----------------------
M.J. Ned                      8000                   0                   1.7%
----------------------- ----------- ------------------- ----------------------
Ryan Lee                       400                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Derrick Pittman              10000                   0                   1.8%
----------------------- ----------- ------------------- ----------------------
Byron Powell                  1200                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Michael Turner                1000                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Jessica Ray                    250                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Brian Moore                   2000                   0                    <1%
----------------------- ----------- ------------------- ----------------------
William Hicks Jr.            50000                   0                  10.5%
----------------------- ----------- ------------------- ----------------------
William Hicks Sr.            50000                   0                  10.5%
----------------------- ----------- ------------------- ----------------------
William Hirschy               5000                   0                   1.1%
----------------------- ----------- ------------------- ----------------------
Joshua Jones                  2600                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Daniel McDonald               2000                   0                    <1%
----------------------- ----------- ------------------- ----------------------
William Robinson               500                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Brian Stewart                12000                   0                   2.5%
----------------------- ----------- ------------------- ----------------------
Bobby Nicholson               1000                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Vivian Logan                   250                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Keith Buckner                  500                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Austin Pettigrew               400                   0                    <1%
----------------------- ----------- ------------------- ----------------------
AL Rushing                 1000000                   0                    21%
----------------------- ----------- ------------------- ----------------------
Richard Davis              1500000                   0                  31.4%
----------------------- ----------- ------------------- ----------------------
Tiffany Brinston             17000                   0                   3.6%
----------------------- ----------- ------------------- ----------------------
Marc Miranne                  1000                   0                    <1%
----------------------- ----------- ------------------- ----------------------
Mike Rushing                50,000                   0                  10.5%
----------------------- ----------- ------------------- ----------------------

----------------------- ----------- ------------------- ----------------------

There are no agreements between us and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

RichKeys Enterprises, LLC, Al Rushing, Andre Crawford, and Michael Rushing (officers/employees):

     - have had a material or affiliate relationship with us within the past three years;

     -    have been our officers or directors or an officer

RichKeys Enterprises LLC is managed by Andre Crawford. It was founded in 2012 to seek funding for another venture which was not completed.

None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer. None of the above listed shareholders are affiliates of any registered broker-dealers.

ITEM 8.  PLAN OF DISTRIBUTION
-----------------------------

Upon effectiveness of this registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our distributor RichKeys Enterprises, LLC may be deemed an underwriter in this registration as to the distribution.

Our selling shareholders may be deemed underwriters in this registration.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Our selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Pink Sheets, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Pink Sheets concurrently with the filing of this prospectus. In order to be quoted on the OTC Pink Sheets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which supervises the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o    through direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

ITEM 9.  DESCRIPTION OF SECURITIES
----------------------------------

GENERAL

We are authorized to issue an aggregate number of 200,000,000 common shares of capital stock, $0.001 par value per share.

COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share. Currently we have 477,080 shares of common stock issued and outstanding as of June 30, 2014.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

DIVIDENDS

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

WARRANTS

There are no outstanding warrants to purchase our securities.

OPTIONS

There are no outstanding options to purchase our securities.

TRANSFER AGENT AND REGISTRAR

Currently we do not have a stock transfer agent. However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

ITEM 10.  INTEREST OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Littman, Attorney at Law will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of June 30, 2014 and for the period from July 29, 2013 (inception) to June 30, 2014 included in this prospectus and the registration statement have been audited by Accell Audit & Compliance P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT
----------------------------------------------------

A. DESCRIPTION OF BUSINESS
--------------------------

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this document, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this document are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on July 29, 2013 under the laws of the state of Florida. Rich Cigars was established to manufacture and distribute cigars under the Rich Cigars brand name. The Company's founders seek to create a cigar that would appeal to aficionados of high-quality, hand-rolled, premium cigars. Founder Alfred Rushing has been involved with the cigar industry for more than 20 years. Through Rich Cigars, he intends to introduce new styles of premium cigars to build sales of private label cigars. The Company intends to conduct its business principally in the U.S. through its sales and marketing team.

OUR BUSINESS

We intend to contract with a Nicaraguan supplier for the manufacture of hand rolled cigars and market in the U.S in both units and dollars sales of brand name premium cigars (imported, hand-made or hand-rolled cigars made with Cuban seed long leaf filler and all natural tobacco leaf). We intend to produce at least six premium lines for sales in the U.S. We believe that higher priced branded premium cigars constitute the fastest growing Segment of the premium cigar market. We intend to sell under the name "Rich Cigars". This brand will be made from premium imported Nicaraguan, Honduran, Dominican Republic and

Brazilian Cuban seed long leaf filler tobacco such as (seco, viso and ligero). Complimenting each cigar with one of six different wrappers (Connecticut Shade, Connecticut Broad Leaf Maduro, Sumatra, Oscuro, Habanna 2000 and Criollo).

We believe that increasing demand for cigars will offer us growth opportunities. In recent years, cigar smoking has experienced a resurgence resulting in an increase in consumption and retail sales of cigars, especially in the premium cigar segment. This growth produced overall retail sales in the U.S. cigar market of approximately $1.0 billion in 2013. The gain comes despite an increasingly unfriendly environment for smokers as a myriad of states enact smoking bans.

We believe that this increase in cigar consumption and retail sales is the result of a number of factors, including: (i) the improving image of cigar smoking resulting from increased publicity plus social media, including the success of cigar publications and the visibility of cigar smoking by celebrities; (ii) the emergence of an expanding base of younger, highly educated, affluent adults age 25 to 45 and the growing interest of this group in luxury goods, including premium cigars; (iii) the increase in the number of adults over the age of 40 (a demographic group believed to smoke more cigars than any other demographic group); and (iv) the opening of establishments, such as restaurants and clubs, and "cigar bars" where cigar smoking is encouraged, as well as other special events for cigar smokers.

We intend to use the following strategies, to move the business of the company forward:

         BUILD MARKET SHARE IN THE U.S. PREMIUM SEGMENT.

         We hope to penetrate the premium cigar market by:

         (i) Creating market awareness and recognition of its cigar brands through advertising through social media and campaign marketing with twitter, Facebook, product placement ads, increased penetration of targeted retail outlets and professional sales management; (ii) developing and selling new premium cigars that carry well our brand name "Rich"; (iii) developing line extensions in higher price categories that leverage the premium brands. (iv) Employing a sales force and distribution channel of distribution to increase sales of the products.

         DEVELOP "PREMIUM" CIGAR BUSINESS.

         Our intentions are to seek to increase revenues in cigar business by focusing on higher price categories. We believe that the higher-end mass market segment can experience growth. We are attempting to capitalize on market growth by expanding our products such as our "Rich Cigar" and by developing similar higher-end flavor infused cigars under our "Rich" name.

         IMPLEMENT PRODUCTION CAPACITY AND TOBACCO INVENTORY.

         We intend to expand manufacturing relationships if volume demand occurs
         while  maintaining  high  quality  standards.   Our  intended  contract
         supplier indicates it can absorb an increase in volume.

         SELECTIVELY BROADEN CIGAR DISTRIBUTION CHANNELS. We intend to actively develop new channels and methods of distribution. With respect to premium cigars, we are pursuing opportunities in a number of developing distribution channels, including cigar bars and clubs, hotel shops, wine shops, restaurants and upscale specialty retail tobacco stores . With respect to mass market cigars, we are seeking to establish relations with new retailers by acting as the tobacco "category manager," assisting such retailers in increasing their sales of tobacco products.

Market Overview

Cigars have a long history in the US, with the public image of cigars tending to be of premium hand-rolled products, often from the Dominican Republic, Nicaragua or Cuba (although the latter have been illegal in the US since the 1960s), smoked by powerful, wealthy and usually older men. This perception changed somewhat in the 1990s, as the cigar industry attracted women and younger adults alike to try higher quality cigars.

Currently, machine-made cigars and cigarillos account for the bulk of the category volume sales, and tend to be purchased by a younger, less affluent demographic, and do not achieve the same status as their premium counterparts. Overall, cigar smoking is still more popular among men than women, although women have shown some growing interest in recent years.

Our management believes principal changes that can lead to growth in the premium cigar market cigar market are (1) the emergence of an expanding base of younger new cigar smokers, both male and female, a(5) increasing popularity of cigars among celebrities who are viewed as trend-setters, (3) continued media interest, especially through Cigar Aficionado magazine, (4) promotion of "cigar friendly" locations and (5) the increase in the population of people over 50 years in age, a group that has traditionally been viewed as consuming more luxury goods, including cigars.

PRODUCTS

The Vendetta line will consist of a Nicaraguan and Dominican blend with a Connecticut Broad leaf Maduro wrapper. The King Pin line will consist of a Nicaraguan and Honduran blend with a Criollo wrapper. The God Father line will consist of a Nicaraguan blend with a Sumatra wrapper. The Billionaire line will consist of a Brazilian blend with a Habanna 2000 wrapper. The Wall Street line will consist of a Nicaraguan and Honduran blend with a Connecticut Shade wrapper. The Market Maker line will consist of a Nicaraguan, Dominican and Honduran blend with a Oscuro wrapper.

SALES AND MARKETING

We have signed agreements with two independent sales representatives that will call on retail cigar outlets commencing on the east coast. We plan to sign on two additional sales representatives by the end of the first year of operation.

COMPETITION

We will be in competition with many large, well-financed competitors in the market for premium cigars. Each of these better known companies enjoys strong brand names and a history of successful product launches. These companies compete directly with us for consumer sales, as well for supplies of tobacco and marketing resources.

All of these companies have substantially greater capital resources, manufacturing, sales and marketing experience, and substantially longer and more extensive relationships with growers and long-standing brand recognition and market acceptance than we do. See "RISK FACTORS". We believe, however, that the market for premium cigars is growing rapidly enough to support the entry of new brands such as ours and that the inability of the entrenched competitors to meet current demand supports this position.

REGULATION AND LITIGATION IN THE TOBACCO INDUSTRY

Cigar manufacturers, like other producers of tobacco products, are subject to regulation at the federal, state and local levels. Since the early 1970's the trend has been for increasing regulation, which when coupled with changing public attitudes toward smoking, has had the effect of reducing overall consumption of tobacco products in the United States. Federal law has required warning labels on cigarettes since 1965, though no such warnings have been required for cigars. Recent federal law enacted by Congress has required states applying for certain federal grants for substance abuse programs to adopt a minimum age of 18 for purchase of tobacco products and to establish elaborate enforcement programs to support this requirement. Legislation proposed but not enacted by Congress has sought to impose (1) bans on advertising of tobacco products or on the deductibility of such advertising expenses for federal tax purposes, (2) additional labeling, warnings or listings of additives, (3) preemption of state law to impose civil liabilities on manufacturers and distributors of tobacco products, (4) reimbursement to the federal government for health care costs incurred in connection with tobacco-related conditions and
(5) regulation of tobacco products by the Food and Drug Administration as a possibly addictive "drug." Moreover, the Environmental Protection Agency has concluded that widespread exposure to so-called "secondary smoke" may present a serious and substantial public health concern. The impact of this finding and the EPA's authority to regulate "secondary smoke" are the subject of ongoing litigation.

Many states and local governments have passed statutes or ordinances severely limiting the types of establishments (such as restaurants and office buildings), and the areas within such establishments, in which persons may smoke, or have banned smoking.

We cannot predict the outcome of these legislative and regulatory initiatives or of litigation in the future. Presumably, the trend toward increased regulation will continue at all levels. Depending on these outcomes, there may be a materially adverse effect on the tobacco products industry in general and our Company in particular. See "RISK FACTORS."

EXCISE TAXES

Cigars have long been subject to federal, state and local excise taxes and it is frequently suggested that additional excise taxes be levied on such products to support various legislative programs. We are unable to predict whether significant increases in excise taxes on its products will be enacted in the future. Such increases were proposed by the Clinton Administration in 1993 to fund that administration's health care reform initiatives, but were not enacted by Congress. Imposition of significant increases in excise taxes could have a material adverse impact on the large cigar industry in general and our efforts in particular.

EMPLOYEES

We presently have 3 consultants including Messrs. Davis, Alfred Rushing and Michael Rushing, under hourly oral consulting agreements. There are no employees at this time.

DESCRIPTION OF PROPERTY

We do not own any property or patents or leases.

Our principal executive office is located at 5100 SW 103rd Street, Ocala, FL 34476, and our telephone number is (214) 702-8775. There is no lease on the premises the Company is occupying and it is not responsible for paying rent. It is furnished by Mr. Rushing free of charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Pink Sheets upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Pink Sheets or, if quoted, that a public market will materialize.

HOLDERS OF CAPITAL STOCK

As of the date of this registration statement, we had 6 holders of our common stock, prior to distribution of the RichKeys Enterprises, LLC shares to LLC Interest Holders.

RULE 144 SHARES

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

STOCK OPTION GRANTS

We do not have a stock option plan in place and have not granted any stock options at this time.

B. DESCRIPTION OF PROPERTY
--------------------------

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS/PATENTS

        ------- ------------------------- ----------------------
        (a)     Real Estate.              None.
        ------- ------------------------- ----------------------
        (b)     Title to properties.      None.
        ------- ------------------------- ----------------------
        (c)     Oil and Gas Properties.   None.
        ------- ------------------------- ----------------------
        (d)     Patents.                  None.
        ------- ------------------------- ----------------------

C. LEGAL PROCEEDINGS
--------------------

We anticipate that we (including any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations. As of this filing date, we are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

D. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
-----------------------------------------------------------

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue.

We might try to obtain a listing for our stock on an exchange in the future, but cannot make any assurances that we will be approved for such listing, as the exchanges have certain listing requirements that we would have to meet. Such listing requirements at a minimum include, but are not limited to:

     o Stockholders' equity of at least $4,000,000 and/or 2 years of operating history and/or pre-tax income of at least $750,000 in our last fiscal year or two of the last three fiscal years;

     o    Be able to meet certain distribution requirements; and

     o Be able to meet certain market values of publicly held shares and aggregate market values of the shares.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK
--------------------------------------------------------------------------------

We are a "penny stock" company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price was to fall to such prices, that we wouldn't be subject to the Penny Stocks rules.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of October 14, 2014, we have 6 stockholders of record of our common stock.

DIVIDENDS

As of the filing of this registration statement, we have not paid any dividends to stockholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Florida Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

E. FINANCIAL STATEMENTS
-----------------------

The following is a complete list of the financial statements filed as a part of this Report.

     o Audited financial statements of Rich Cigars, Inc. as of and for the year ended December 31, 2013 and as of and for the period from July 29, 2013 (inception) through December 31, 2013 (pages F-1 through F-10)

                               RICH CIGARS, INC.

                            FINANCIAL STATEMENTS AND
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                       JUNE 30, 2014 AND DECEMBER 31, 2013

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Rich Cigars, Inc.

We have audited the accompanying balance sheets of Rich Cigars, Inc. (the "Company") as of June 30, 2014 and December 31, 2013, and the related statements of operations, shareholders' equity (deficit) and cash flows for the six months ended June 30, 2014 and the period from inception (July 29, 2013) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rich Cigars, Inc. as of June 30, 2014 and December 31, 2013, and the results of its operations and its cash flows for the six months ended June 30, 2014 and the period from inception (July 29, 2013) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred a net loss and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans, raise substantial doubt about the Company's ability to continue as a going concern.


/s/ Accell Audit & Compliance, PA


Tampa, Florida
October 14, 2014






        4868 West Gandy Boulevard * Tampa, Florida 33611 * 813.440.6380

                                        RICH CIGARS, INC.
                                          BALANCE SHEETS
                                JUNE 30, 2014 AND DECEMBER 31, 2013



                                                                   JUNE 30,        DECEMBER 31,
                                                                     2014              2013
                                                                 -------------   ----------------
ASSETS
Current assets:
   Inventory                                                     $      3,672    $             -
                                                                 -------------   ----------------
       Total assets                                              $      3,672    $             -
                                                                 -------------   ----------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accrued liabilities                                           $        976    $       150,176
   Due to shareholder                                                   1,470                  -
                                                                 -------------   ----------------
       Total current liabilities                                        2,446            150,176
                                                                 -------------   ----------------

Shareholders' equity (deficit):
  Common stock; no par value; 200,000,000
  shares authorized; 477,080 shares issued and
  outstanding                                                         191,864              6,032
  Accumulated deficit                                                (190,638)          (156,208)
                                                                 -------------   ----------------

       Total shareholders' equity (deficit)                             1,226           (150,176)
                                                                 -------------   ----------------

       Total liabilities and shareholders' equity (deficit)      $      3,672    $             -
                                                                 -------------   ----------------



               See accompanying Notes to Financial Statements and
             Report of Independent Registered Public Accounting Firm

                               RICH CIGARS, INC.
                             STATEMENT OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND THE
           PERIOD FROM INCEPTION (JULY 29, 2013) TO DECEMBER 31, 2013



                                              JUNE 30,          DECEMBER 31,
                                                2014                2013
                                         -----------------   -----------------


REVENUES                                 $              -    $              -
COSTS OF SALES                                          -                   -
                                         -----------------   -----------------
GROSS PROFIT                                            -                   -
                                         -----------------   -----------------

OPERATING EXPENSES
   Travel                                           7,344               3,948
   Professional fees                               23,954             150,486
   Other general and administrative                 1,637               1,313
   Telephone                                        1,495                 461
                                         -----------------   -----------------
        Total operating expenses                   34,430             156,208
                                         -----------------   -----------------

NET LOSS                                 $        (34,430)   $       (156,208)
                                         -----------------   -----------------




























               See accompanying Notes to Financial Statements and
             Report of Independent Registered Public Accounting Firm

                                                          RICH CIGARS, INC.
                                             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                   FOR THE PERIOD FROM INCEPTION (JULY 29, 2013) TO JUNE 30, 2014

                                                                                                                      TOTAL
                                                             COMMON              COMMON         ACCUMULATED        SHAREHOLDERS'
                                                             SHARES               STOCK           DEFICIT        EQUITY (DEFICIT)
                                                        ---------------   ----------------   ----------------    ----------------
BALANCE, INCEPTION (JULY 29. 2013)                                   -    $             -    $             -     $             -

   Shares issued for cash and subscription receivable          175,080              6,032                  -               6,032
   Net loss for period                                               -                  -           (156,208)           (156,208)
                                                        ---------------   ----------------   ----------------    ----------------

BALANCE, DECEMBER 31, 2013                                     175,080              6,032           (156,208)           (150,176)

   Shares issued for cash                                        2,000              1,000                  -               1,000
   Collection of subscriptions receivable                            -             34,832                  -              34,832
   Accrued expenses converted to common stock                  300,000            150,000                  -             150,000
   Net loss for period                                               -                  -            (34,430)            (34,430)
                                                        ---------------   ----------------   ----------------    ----------------

BALANCE, JUNE 30, 2014                                         477,080    $       191,864    $      (190,638)    $         1,226
                                                        ---------------   ----------------   ----------------    ----------------























               See accompanying Notes to Financial Statements and
             Report of Independent Registered Public Accounting Firm

                                   RICH CIGARS, INC.
                                 STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND THE
               PERIOD FROM INCEPTION (JULY 29, 2013) TO DECEMBER 31, 2013



                                                          JUNE 30,       DECEMBER 31,
                                                            2014            2013
                                                       --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $     (34,430)  $    (156,208)
  Adjustments to reconcile net loss to net cash
    from operating activities:
       Change in assets and liabilities:
          Inventory                                           (3,672)              -
          Accrued liabilities                                    800         150,176
                                                       --------------  --------------
Net cash from operating activities                           (37,302)         (6,032)
                                                       --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of shares                             1,000           6,032
  Collection of subscriptions receivable                      34,832               -
  Shareholder advances                                         1,470               -
                                                       --------------  --------------
                                                              37,302           6,032
                                                       --------------  --------------

NET CHANGE IN CASH                                                 -               -
CASH AND CASH EQUIVALENTS, beginning of period                     -               -
                                                       --------------  --------------
CASH AND CASH EQUIVALENTS, end of period               $           -   $           -
                                                       --------------  --------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
        Cash paid for interest                         $           -   $           -
                                                       --------------  --------------
        Cash paid for income taxes                     $           -   $           -
                                                       --------------  --------------

DISCLOSURE OF NON-CASH FINANCING INFORMATION:
           Accrued expenses converted to common stock  $     150,000   $           -
                                                       --------------  --------------














               See accompanying Notes to Financial Statements and
             Report of Independent Registered Public Accounting Firm

                                RICH CIGARS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND THE
           PERIOD FROM INCEPTION (JULY 29, 2013) TO DECEMBER 31, 2013


NOTE 1   NATURE OF ORGANIZATION

         Rich Cigars, Inc. (the "Company") is a Florida Corporation incorporated on July 29, 2013. The Company has branded custom cigars to be sold via the internet and through retail locations. The Company's primary operations are currently in the New Orleans, Louisiana area.


NOTE 2   GOING CONCERN

         These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As shown in the accompanying financial statements, the Company has incurred a net loss of approximately $191,000 since inception (July 29, 2013).

         Management's plans include raising capital through the equity markets to fund operations and eventually, the generating of revenue through its business; however, there can be no assurance that the Company will be successful in such activities. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 3   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION
         The  financial   statements  have  been  prepared  in  accordance  with
         accounting principles generally accepted in the United States of America ("GAAP") on the accrual basis of accounting.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The significant accounting policies, estimates and related judgments underlying the Company's financial statements are summarized below. In applying these policies, management makes subjective judgments that frequently require estimates about matters that are inherently uncertain.

         CASH AND CASH EQUIVALENTS

         The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. There were no cash equivalents at June 30, 2104 or December 31, 2013.

         INVENTORY

         Inventory,   which   consists  of  ready  for  sale  cigars  and  other
         accessories, is carried at the lower of cost or fair market value. Cost is determined using the first-in, first-out method.

                                RICH CIGARS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND THE
           PERIOD FROM INCEPTION (JULY 29, 2013) TO DECEMBER 31, 2013



         PROPERTY AND EQUIPMENT

         The Company will record property and equipment at historical cost, less accumulated depreciation. Expenditures for additions and improvements over $1,500 that substantially extend the useful life of property and equipment or increase its operating effectiveness are capitalized. Repair and maintenance costs are expensed as incurred. Long-lived assets are reviewed for impairment whenever events or circumstances warrant such a review, at least annually, pursuant to the provisions Financial Accounting Standards Board Accounting Standards Codification ("ASC") 360 PROPERTY, PLANT, AND EQUIPMENT. The Company will depreciate the cost of property and equipment over the estimated useful lives of the assets, ranging from two to ten years, using the straight-line method. At June 30, 2014 and December 31, 2013, the Company had no property and equipment.

         REVENUE RECOGNITION

         The Company recognizes revenue when a sales transaction closes and the product is shipped or picked-up by the customer. No revenue has been recognized since inception (July 29, 2013).

         COST OF GOODS SOLD

         The Company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying income statement.

         SHIPPING AND HANDLING COSTS

         Outgoing shipping and handling costs are primarily paid directly by the customer.

         ADVERTISING AND PROMOTION

         The Company recognizes advertising and promotion costs as incurred. The Company incurred no advertising and promotion expense since inception (July 29, 2013).

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

         In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

                                RICH CIGARS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND THE
           PERIOD FROM INCEPTION (JULY 29, 2013) TO DECEMBER 31, 2013


         The Company files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions. Generally, the statute of limitations related to the Company's federal and state income tax return is three years. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

         The Company has evaluated tax positions in accordance with ASC 740 INCOME TAXES and has not identified any significant tax positions, other than those disclosed.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, DEVELOPMENT STAGE ENTITIES (TOPIC 915): ELIMINATION OF CERTAIN FINANCIAL REPORTING REQUIREMENTS, INCLUDING AN AMENDMENT TO VARIABLE INTEREST ENTITIES GUIDANCE IN TOPIC 810, CONSOLIDATION. The update removes Topic 915, DEVELOPMENT STAGE ENTITIES, from the Accounting Standards Codification for fiscal years that begin after December 15, 2014, but early adoption is allowed. As such, the Company has elected not to include the disclosures and reporting requirements previously required for development stage entities.


NOTE 4   TAXES

         The difference between income tax expense computed by applying the statutory federal income tax rate to earnings before taxes for the periods ended are as follows:

                 Income tax at federal statutory rate              34.00%
                 State income tax, net of federal benefit           3.96%
                 Valuation allowance                              -37.96%
                                                                  -------
                                                                    0.00%
                                                                  =======

         At June 30, 2014 and December 31, 2013, a valuation allowance was established for the entire amount of the net deferred tax asset as the realization of the deferred tax asset is dependent on future taxable income.


         At June 30, 2014, the Company had net operating loss carryforwards for tax purposes of $190,638 which will begin expiring in 2023.


NOTE 5   RELATED PARTY TRANSACTIONS AND COMMITMENTS

         As of June 30, 2014 and December 31, 2013, the Company had unpaid stock subscriptions from a company formerly controlled by the Chief Executive Officer of the Company totaling $46,676 and $81,508, respectively. In accordance with the U.S. Securities and Exchange Commission Rule 5-02.30 of Regulation S-X, this receivable has not been recorded on the Company's balance sheet.

                                RICH CIGARS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND THE
           PERIOD FROM INCEPTION (JULY 29, 2013) TO DECEMBER 31, 2013


         During the period from inception (July 29, 2013) to December 31, 2013, the Company incurred $150,000 in consulting services from three officers of the Company. This amount is included in accrued expenses as of December 31, 2013 and was converted into 300,000 shares of common stock during 2014.

         As of June 30, 2014, the Company has received $1,400 in advances from a shareholder that is recorded as a Due to shareholder on the balance sheet. The amount is non-interest bearing and due upon demand.


NOTE 6   CONTINGENCIES

         During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450,
         CONTINGENCIES. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of the date of this report, the Company is not aware of any pending litigation.

F.  SELECTED FINANCIAL INFORMATION
----------------------------------

Not applicable.

G.  SUPPLEMENTARY FINANCIAL INFORMATION
---------------------------------------

Not applicable.

H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We established Rich Cigars, Inc. on July 29, 2013 to manufacture and distribute cigars under the "Rich" Cigars brand name.

We may engage independent sales representatives to solicit retail cigar outlets on the east coast. We plan to sign sales representatives by the end of the first year of operation.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the year ended June 30, 2014 we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Basis of Presentation and Organization

Our Company, Rich Cigars, Inc. ("Rich Cigars" or the "Company") is a Florida corporation in the development stage and has barely commenced operations. The Company was incorporated under the laws of the State of Florida on July 29, 2013. Our business plan is to introduce a new brand of premium cigars and build sales of private labels to build sales of private label cigars.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, we consider all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

We are in the development stage and have yet to realize revenues from operations. We will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by our customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Our basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Our fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. We have issued no dilutive financial instruments for the period from inception to date

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

We account for income taxes under the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740,
"Accounting  for  Income  Taxes.  It  prescribes  a  recognition  threshold  and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, we have applied a more-likely-than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of our tax years since inception remain subject to examination by Federal and state jurisdictions.

We classify penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

We estimate the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts we could realize in a current market exchange.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from July 29, 2013 (inception) through June 30, 2014. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

RESULTS OF OPERATIONS

For the period from July 29, 2013 (Inception) to December 31, 2013 and the period to June 30, 2014

Revenue

For the period from July 29, 2013 (inception) to December 31, 2013 and the six months ended June 30, 2014 we had no revenue.

Expenses

Expenses for the six months ended June 30, 2014 totaled $34,430. Our expenses for the period July 29, 2013 (Inception) to December 31, 2013 were $156,208. The majority of the expenses incurred during the period consisted of general and administrative start-up costs.

Net Loss

As a result of the factors described above, our net loss on operations and capitalization from July 29, 2013 (inception) to June 30, 2013 was $190,638. July 29, 2013 (inception) to December 31, 2013 loss was $156,208 and the six months ended June 30, 2014 was $34,430.

Comparison of the period from July 29, 2013 (inception) to December 31, 2013 and for the six months ended June 30, 2014: we were newly incorporated on July 29, 2013, and therefore no comparison - year to year, or period to period, can be stated.

Operating Loss

Our operating loss for the period from July 29, 2013 (inception) to June 30, 2014 from inception was $190,638.

Net Loss

Our net loss for the year ended June 30, 2014 was ($170,638) for the period from inception to June 30, 2014 including stock related compensation expenses.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been for costs paid to third parties. All funds received have been expended in the furtherance of growing the business and establishing brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

     o An increase in working capital requirements to finance additional product development,

     o    Addition of administrative and sales personnel as the business grows,

     o Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,

     o    The cost of being a public company, and

     o    Capital expenditures to add additional technology.

Our net revenues are not sufficient to fund our operating expenses. At June 30, 2014, we had a inventory balance of $3,672 and working capital of $1,226. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate that we will be profitable in 2014. Therefore our future operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Our business plan for the next 12 months is outlined below:

Over the twelve month period starting upon the effective date of this registration statement, we intend to market our brand and begin to sell our products to retail cigar outlets.

If we are unable to build our customer base or gain any clients, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment. At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Pink Sheets, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

Contractual Obligations. None

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES
--------------------------------------------------------------------------------

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

J. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
-------------------------------------------------------------

NOT APPLICABLE.

K. DIRECTORS AND EXECUTIVE OFFICERS
-----------------------------------

The following table sets forth the names and ages of officers and directors as of June 30, 2014. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

      NAME                 AGE               POSITION
----------------------     ---      -----------------------------------------
  Richard Davis            33       CEO/President & Director

  Alfred Rushing           51       Vice President, COO, Secretary & Director

  Michael Rushing          30       Vice President of Sales & Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

RICHARD DAVIS, PRESIDENT AND DIRECTOR

Mr. Davis, age 33, attended University of North Carolina from 2001 - 2005, where he studied Business Administration and Marketing. Mr. Davis has been President and Director of MainStreet Ventures from 2009 - 2014. Mr. Davis experience in business and marketing qualifies him for the position with our company. Mr. Davis will spend approximately 30 hours per week on our company's business.

ALFRED MICHAEL RUSHING, VICE PRESIDENT, SECRETARY AND CHIEF OPERATING OFFICER AND DIRECTOR

Mr. Rushing, age 51, attended University of Detroit in 1980, and Miramar College in 1985 and received an Associates Degree. He has been an operations manager and owner at "The Cigar Factory" in New Orleans, LA from 2003 to present. This experience qualification is the basis for his participation in management of our company. Mr. Rushing will spend part time, approximately 20 hours a week, on our company's business.

MICHAEL RUSHING, VICE PRESIDENT OF SALES AND DIRECTOR

Mr. Rushing, age 30, is the son of Alfred Rushing and is Vice President of Sales/COO since Spring of 2014, obtained a Bachelor of Arts degree in Business Management n 2008 from Dillard University in New Orleans. From 2000-2004, he worked in various positions at the Cuban Cigar Factory in San Diego, CA finishing as a supervisor. He then worked at the Cigar Factory in New Orleans, from 2004-2010 finishing as a Store Manager, overseeing sales, stocking, staff and products. From August 2010 to date he has been employed at Target Corporation as an Executive Team Leader in the areas of Guest Experience and Human Resources.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

L. EXECUTIVE AND DIRECTORS COMPENSATION
---------------------------------------

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from July 29, 2013 (inception) through June 30, 2014:

SUMMARY COMPENSATION TABLE

                                           SUMMARY EXECUTIVES COMPENSATION TABLE

---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------

                                                                          Non-equity  Non-qualified
                                                      Stock                incentive     deferred
                                Contract              awards    Option       plan      compensation   All other
                                Payments    Bonus     ($)(1)    awards   compensation    earnings    compensation   Total
   Name & Position      Year      ($)        ($)      (2)(3)      ($)        ($)            ($)          ($)         ($)
---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------
Richard Davis,          2013       0          0       75,000       0          0             0             0        $75,000
President/CEO,
Director
---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------
Richard Davis,          2014       0          0         0          0          0             0             0          $0
President/CEO,
Director
---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------
Alfred Rushing,         2013       0          0       50,000       0          0             0             0        $50,000
COO, V.P.
Secretary & Director
---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------
Alfred Rushing,         2014       0          0         0          0          0             0             0          $0
COO, V.P.
Secretary & Director
---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------
Michael Rushing         2013       0          0       50,000       0          0             0             0        $50,000
V.P. of Sales &
Director
---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------
Michael Rushing         2014       0          0       25,000       0          0             0             0        $25,000
V.P. of Sales &
Director
---------------------- ------- ----------- --------- --------- ---------- ----------- -------------- ------------ ----------

     (1)  Accrued consulting in 2013
     (2)  In exchange for accruals
     (3)  @ $0.50 per share

Option Grants Table

We made no individual grants of stock options to purchase our common stock to the executive officers named in the Summary Compensation Table for the period from July 29, 2013 (inception) through June 30, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending June 30, 2014 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan ("LTIP") Awards Table

We made no awards to named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Our Directors are permitted to receive fixed fees and other compensation for their services as directors. Our Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

DIRECTORS COMPENSATION TABLE


                    Fees                                                     Non-qualified
                  earned or                                                     deferred
                   paid in                                  Non-equity        compensation
                    cash         Stock        Option      incentive plan        earnings           All other        Total
     Name            ($)       awards ($)   awards ($)   compensation ($)          ($)          compensation ($)     ($)
---------------- ------------ ------------- ------------ ------------------ ------------------ ----------------- -----------
Richard Davis(1)     $ -0-          $ -0-        $ -0-              $ -0-              $ -0-              $ -0-       $ -0-

Alfred Rushing(1)    $ -0-          $ -0-        $ -0-              $ -0-              $ -0-              $ -0-       $ -0-

Michael Rushing(1)   $ -0-          $ -0-        $ -0-              $ -0-              $ -0-              $ -0-       $ -0-

Totals               $ -0-          $ -0-        $ -0-              $ -0-              $ -0-              $ -0-       $ -0-
----------------

     (1) Messrs. Davis, Rushing and Rushing received shares as compensation for services as officers as shown on the Officers Compensation Table.

Employment Agreements

Currently, we do not have an employment agreement in place with our officers and director. They act as consultants under oral agreements, on an hourly basis and bill the company monthly at an hourly rate of $50.00 per hour.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 14, 2014
--------------------------------------------------------------------------------

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 30, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

                                                                    AMOUNT AND NATURE
                                                                      OF BENEFICIAL       PERCENT OF
    TITLE OF CLASS             NAME OF BENEFICIAL OWNER (1)               OWNER            CLASS (2)
----------------------- ------------------------------------------- ------------------- ---------------
Common shares           Richard Davis, President, Chief Executive        150,000            31.4%
                        Officer & Director

Common shares           Alfred Rushing, COO, Vice President,             100,000             21%
                        Secretary & Director

Common shares           Michael Rushing, Vice President of Sales,         50,000            10.5%
                        & Director
----------------------- ------------------------------------------- ------------------- ---------------
Common shares           All Directors and Executive Officers as a        300,000            62.9%
                        Group (3 persons)                           ------------------- ---------------
-----------------------

     (1) *The address of each person listed above, unless otherwise indicated, is c/o 5100 SW 103rd Street, Ocala, FL 34476.

     (2) Based upon 477,080 shares issued and outstanding on a fully diluted basis.

N. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS
-----------------------------------------------------------------------------

In June 2014, the Company issued 300,000 shares of its common stock to Richard Davis, Michael Rushing and Alfred Rushing, the founders, Directors and/or Officers for services with a fair value of $150,000 ($0.50 per share).

RichKeys Enterprises LLC, deemed an affiliate due to 36.7% control of our shares, has subscribed for $87,540 in stock @ $0.50 of which all but $46,676 has been paid.

ITEM 11A.  MATERIAL CHANGES
---------------------------

None.

ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
-----------------------------------------------------------

Not Applicable.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS


                                RICH CIGARS, INC.

                         246,080 SHARES OF COMMON STOCK

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is October 14, 2014

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

We have expended, or will expend fees in relation to this registration statement as detailed below:

================================================================= =============
                  Expenditure Item                                    Amount
----------------------------------------------------------------- -------------
Attorney Fees                                                          $13,000
----------------------------------------------------------------- -------------
Audit Fees                                                              $7,500
----------------------------------------------------------------- -------------
Transfer Agent Fees                                                     $2,000
----------------------------------------------------------------- -------------
SEC Registration and Blue Sky Registration fees (estimated)             $1,000
----------------------------------------------------------------- -------------
Printing Costs and Miscellaneous Expenses (estimated)                   $1,500
----------------------------------------------------------------- -------------
Total                                                                  $25,000
================================================================= =============


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

To the fullest extent permitted by the laws of the State of Florida, and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

We were incorporated in the State of Florida on July 29, 2013. We issued 300,000 shares of common stock to our officers in June 2014 for services with a fair value of $0.50. These shares were issued in reliance on the exemption under
Section 4a(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4a(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering, due to the insubstantial number of persons involved the offering, solely to officers for compensation manner of the offering and number of shares offered. In addition, the investors had the necessary investment intent as required by Section 4a(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4a(2) of the Securities Act of 1933 for this transaction.

From inception 2013 to June 30, 2014 we sold through a Private offering a total of 177,080 shares of common stock to three unaccredited investors, at a price per share of $0.50 for an aggregate offering price of $88,540 of which $41,864 has been paid, and of which $46,676 is due as a subscription receivable. The Common Stock issued in such offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section
230.106 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for these offerings $0.10 based upon the following:

     (A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

     (B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

     (C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

     (D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering to June 30, 2014 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506 of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other Than the securities mentioned above, we have not issued or sold any securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
---------------------------------------------------


-------- -------------------------------------------------------- --------------
EXHIBIT
  NO.                           DESCRIPTION
-------- -------------------------------------------------------- --------------
3(i).1   Articles of Incorporation of Rich Cigars, Inc.           Filed Herewith
-------- -------------------------------------------------------- --------------
3(ii).1  Bylaws of Rich Cigars, Inc.                              Filed Herewith
-------- -------------------------------------------------------- --------------
5.1      Opinion re: Legality                                     Filed Herewith
-------- -------------------------------------------------------- --------------
23.1     Consent of Attorney                                      Filed Herewith
-------- -------------------------------------------------------- --------------
23.2     Consent of Independent Registered Public Accounting Firm Filed Herewith
-------- -------------------------------------------------------- --------------

ITEM 17. UNDERTAKINGS
---------------------

(A)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5)  Each  prospectus  filed  pursuant  to  Rule  424(b)  as  part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ocala, State of Florida, on October 16, 2014.

                                RICH CIGARS, INC.


/s/ Richard Davis                                               October 16, 2014
------------------------------------------------------
Richard Davis
(Chief Executive Officer, President, Chief Financial
Officer and Principal Accounting Officer and Principal
Executive Officer)



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard Davis
----------------------------------------             October 16, 2014
Richard Davis, President, Chief Executive
Officer and Director

/s/ Alfred Rushing
------------------------------------------           October 16, 2014
Alfred Rushing, Vice President, COO
Secretary and Director

/s/ Michael Rushing
------------------------------------------           October 16, 2014
Michael Rushing, Vice President
of Sales and Director